Jupiter Wellness’ JW-100 Enters Clinical Trial for the Treatment of Herpes

•	Marks Jupiter’s 3rd clinical indication including eczema and burns
•	Study data to be used in planned IND filing with U.S. FDA

Jupiter, FL – Accesswire - November 17, 2020 - Jupiter Wellness, Inc. (Nasdaq: JUPW), a leading developer of cannabidiol (CBD) based medical therapeutics and wellness products, today announced it has initiated an exploratory clinical study in the treatment of herpes labialis (cold sores) for its prescription topical cream candidate JW-100. This trial may be the first, to Jupiter’s knowledge, to explore and ultimately show the efficacy of a combination CBD-aspartame product in the treatment of herpes labialis.

JW-100’s dual mechanism of action and relief combines CBD’s potential ability to induce apoptosis in epithelial cells infected with Kaposi sarcoma-associated herpes virus, with aspartame’s analgesic and anti-inflammatory properties.

The double blind, placebo controlled study will recruit 40 patients diagnosed with recurrent herpes labialis infection (HSV) who had their initial infection more than one year prior. Patients will be enrolled through clinical sites in Europe and Asia. The primary endpoint of the study is the duration of the herpes labialis episode.

“We are rapidly advancing our clinical pipeline with our third indication. Herpes cold sores are common, with an estimated 48% of Americans aged 14-49 having had the HSV-1 virus. We believe JW-100 has the potential to treat and provide relief with fewer side effects than the treatments on the market today. This exploratory clinical trial is in line with a Phase I FDA study, and therefore we believe the resulting data will be a valuable addition to the Investigational New Drug (IND) application we plan to file with the FDA for advanced stage trials in the U.S.,” stated Jupiter CEO Brian John.

About Jupiter Wellness
Jupiter Wellness, Inc. (NASDAQ: JUPW) is a leading developer of cannabidiol (CBD) based medical therapeutics and wellness products. The Company’s clinical pipeline of prescription CBD-enhanced skin care therapeutics address indications including eczema, burns, herpes cold sores, and skin cancer. Jupiter generates revenues from a growing line of proprietary over-the-counter skincare products including its flagship CaniSun™ sunscreen and other wellness brands sold through its robust distribution platform.

For additional information, please visit www.jupiterwellnessinc.com. The Company’s public filings can be found at www.Sec.gov.

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